UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15D OF THE
SECURITIES EXCHANGE ACT OF 1934
October 1, 2007
Date of Report (Date of earliest event reported)
INTUIT INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21180	77-0034661

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2700 Coast Avenue
Mountain View, CA 94043
(Address of principal executive offices, including zip code)
(650) 944-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.01

Item 5.02. Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     In connection with the appointment of Brad D. Smith as Intuit’s President and Chief Executive Officer, effective January 1, 2008, Intuit has entered into an employment agreement with Mr. Smith dated October 1, 2007. Mr. Smith will continue in his role as Senior Vice President of Intuit’s Small Business Division until he transitions to the role of President and Chief Executive Officer on January 1, 2008 (the “Commencement Date”). The material terms of our agreement with Mr. Smith are described below.
     Salary and Bonus. Mr. Smith will be paid an annual base salary of $800,000. Mr. Smith is also eligible to receive a target annual bonus of 120% of his base salary in accordance with the terms of Intuit’s Senior Executive Incentive Plan. Mr. Smith’s salary increase became effective on October 1, 2007.
     Nonqualified Stock Option. Mr. Smith will be granted a nonqualified stock option to purchase 260,000 shares of Intuit common stock on the seventh business day of February 2008. The exercise price per share will be equal to the closing price of our common stock on the date of grant and will vest over five years, with 50% of the option shares vesting on the third anniversary of the Commencement Date and the remaining 50% of the option shares vesting on the fifth anniversary of the Commencement Date. The option shares will be subject to the terms of the Intuit Inc. 2005 Equity Incentive Plan.
     Restricted Stock Units. Mr. Smith will be granted 130,000 restricted stock units of Intuit common stock on the seventh business day of February 2008. The restricted stock units will vest and become issuable to Mr. Smith over four years, with 50% of the restricted stock units vesting on the second anniversary of the Commencement Date and the remaining 50% of the restricted stock units vesting on the fourth anniversary of the Commencement Date. The restricted stock units will be subject to the terms of the Intuit Inc. 2005 Equity Incentive Plan.
     Separation Benefits. Under certain circumstances related to the termination of Mr. Smith’s employment, and conditioned upon Mr. Smith’s execution of a release and waiver of claims, Mr. Smith will also be entitled to receive certain severance benefits. In the event of Mr. Smith’s termination following a change in control of Intuit, his involuntary termination or termination without cause, all as defined in Mr. Smith’s employment agreement, Mr. Smith will be entitled to (i) a single lump sum severance payment equal to 12 months of his then current annual base salary and 100% of his target bonus for the then current fiscal year; and (ii) immediate pro-rata acceleration of the vesting and exercisability of his promotion stock option and immediate pro-rata vesting and issuance of his promotion restricted stock units. The pro rata acceleration of Mr. Smith’s promotion stock option and restricted stock units will be calculated as described in Mr. Smith’s employment agreement.
     Other Benefits. Mr. Smith shall also be eligible for certain other benefits, as described in his employment agreement, including reimbursement for a specified amount of his personal financial and legal assistance in 2007 and 2008.
     The above description is qualified in its entirety by reference to Mr. Smith’s employment agreement which is filed as Exhibit 10.01 to this report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.01	Letter Regarding Terms of Employment by and between Intuit Inc. and Mr. Brad D. Smith, dated October 1, 2007

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intuit Inc.
Date: October 5, 2007	By:	/s/ LAURA A. FENNELL
Laura A. Fennell
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.01	Letter Regarding Terms of Employment by and between Intuit Inc. and Mr. Brad D. Smith, dated October 1, 2007